EXHIBIT 23.1



                          Independent Auditors' Consent

The Board of Directors
PhotoMedex, Inc. and Subsidiaries:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP


Philadelphia, PA
March 30, 2004